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                                                                    EXHIBIT 99.1

                                 [LUMINEX LOGO]


       LUMINEX CORPORATION EXPANDS BOARD, ANNOUNCES NEW BOARD APPOINTMENT

Austin, TX - June 14, 2005 / PRNewswire-FirstCall / -- Luminex Corporation (Nasdaq: LMNX) today announced that the Board of Directors has appointed J. Stark Thompson to the Board of Directors to serve as a Class III director. At this time, no committee appointments have been determined.

"Once again, we have enhanced our Board of Directors with an executive who has significant industry, financial and general management expertise," said G. Walter Loewenbaum, Chairman of Luminex Corporation. "I am extremely pleased to welcome Stark to the Board of Directors," added Loewenbaum.

Mr. Thompson most recently served as President, Chief Executive Officer and Director of Life Technologies, Inc., a developer, manufacturer and supplier of products and services for life science researchers and biotechnology companies, from 1988 until his retirement in 2000. He previously held a number of research, sales, product development, operations and other positions over a 21 year career with the DuPont Company. Mr. Thompson has a Bachelor of Science degree from Muskingum College and a Masters of Science and PhD in Physiological Chemistry from the Ohio State University. Mr. Thompson currently serves on the board of directors of Gene Logic, Inc. and various other private and civic organizations.

"We are pleased that an executive with Stark's industry experience and leadership has joined our board of directors," said Patrick J. Balthrop, Chief Executive Officer and President of Luminex Corporation. "Stark's extensive knowledge of the life sciences marketplace, his track record and his experience leading a public company, will all be extremely valuable to Luminex and our shareholders for years to come."

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company's xMAP(R) system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company's xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and

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acceptance of Luminex's products, the Company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, Luminex's ability to scale manufacturing operations, potential shortages of components, competition, the timing of regulatory approvals and any modification of the Company's operating plan in response to its ongoing evaluation of its business, as well as the risks discussed under the heading "Risk Factors" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Vice President, Finance
                  Chief Financial Officer
                  512.219.8020
                  hcurrie@luminexcorp.com